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                                                                  Exhibit 10(DD)

                                  DEED OF LEASE


                                     BETWEEN


                            OLYMBEC CONSTRUCTION INC.
                                 (THE "LESSOR")


                                       AND


                                     UNITEL
                                 (THE "LESSEE")


      5584 Cote de Liesse Suite # 208, Town of Mount Royal, Quebec, H4P 1A9.
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                                TABLE OF CONTENTS

1.      LEASED PREMISES ....................................................  1

2.      TERM OF LEASE ......................................................  1

3.      INTENTION OF THE PARTIES ...........................................  1

3.1     RENT ...............................................................  2

3.2     FREE RENTAL ........................................................  2

3.3     WATER TAX, BUSINESS TAX AND SURTAX .................................  2

3.2.1   Taxes ..............................................................  3

3.2.2   Operating Expenses .................................................  3

3.2.3   Charges ............................................................  4

3.5     CONTEST OF TAXES AND ASSESSMENTS ...................................  5

4.      USE OF PREMISES ....................................................  6

5.      UTILITIES ..........................................................  6

6.      MAINTENANCE AND REPAIRS ............................................  6

7.      SUBLETTING AND ASSIGNMENT ..........................................  6

8.      ODOURS, DUST OR NOISE ..............................................  7

9.      INSPECTION AND REPAIR, CHARGE, ADDITIONS, IMPROVEMENTS .............  7

10.     INSURANCE ..........................................................  8

11.     IMPROVEMENTS AND ALTERATIONS BY LESSEE .............................  9

12.     DESERTION AND SURRENDER ............................................ 11

13.     EXPIRATION OF LEASE ................................................ 11

14.     COMPLIANCE WITH LAWS AND REGULATIONS ............................... 11

15.     FAILURE OF LESSEE TO PERFORM ....................................... 12

16.     RENT COLLECTION .................................................... 12

17.     FURNISH STATEMENT .................................................. 12

18.     DEFAULT ............................................................ 12

19.     SIGNS .............................................................. 13

20.     ENVIRONMENT ........................................................ 13

21.     ASSIGNMENT OR HYPOTHECATION BY LESSOR .............................. 14

22.     CONDITION OF PREMISES .............................................. 14
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23.     WAIVER ............................................................. 14

24.     NOTICES AND DEMANDS ................................................ 14

25.     DESCRIPTIVE HEADINGS ............................................... 15

26.     INTERPRETATION ..................................................... 15

27.     CHANGES TO BE IN WRITING ........................................... 15

28.     HEATING ............................................................ 15

29.     EXPROPRIATION ...................................................... 15

30.     EXTENSIONS ......................................................... 16

31.     PERMITS, ETC ....................................................... 16

32.     RULES AND REGULATIONS .............................................. 16

33.     OUTSIDE AREAS & PARKING ............................................ 16

34.     RENTAL TAX ("G.S.T/Q.S.T.") ........................................ 17

35.     POST-DATED CHEQUES ................................................. 17

36.     LESSORS LEGAL HYPOTHEC ............................................. 17

37.     COMPENSATION, CLAIMS AND SET-OFF ................................... 17

38.     LEASE ENTIRE AGREEMENT ............................................. 17

39.     INDEMNIFICATION .................................................... 17

40.     FORCE MAJEURE ...................................................... 18

41.     SPECIAL CONDITIONS ................................................. 18

41.1    Security Deposit ................................................... 18

41.2    Lessor's Responsibility ............................................ 18

41.3    Improvements ....................................................... 18

41.4    Real Estate Broker ................................................. 19

42.     LANGUAGE ........................................................... 19
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                                 LEASE AGREEMENT

BETWEEN: OLYMBEC CONSTRUCTION INC., having its principal place of business in the Province of Quebec at 5584 Cote de Liesse, Suite 208, in the Town of Mount Royal, H4P 1A9. (hereinafter called the "Lessor")

                               Of the first part,

AND: UNITEL, a corporation duly constituted and having a place of business in the Province of Quebec, at 800 Rene Levesque Blvd., Suite 1100, in the city of Montreal, H3B 1X9 herein acting and represented by Brian Harty, its Vice President and General Manager, duly authorized as he herein declares, (hereinafter called the "Lessee")

                               Of the second part,

THE PARTIES HEREBY AGREE AS FOLLOWS:

1.    LEASED PREMISES

The Lessor hereby leases unto the Lessee and the Lessee hereby takes and accepts the Premises, outlined on Schedule "A" attached hereto, having rentable area of approximately EIGHT THOUSAND SQUARE FEET (8,000 square feet) (which includes an allowance for service areas), representing 11.92% of the total rentable area of the Building of which the Leased Premises (hereinafter the "Premises") forms part of the Building owned by the Lessor, bearing Civic Number 3540 Griffith Street, in the City of Saint-Laurent, Province of Quebec, H4T 1A7.

2.    TERM OF LEASE

The term of this Lease shall be for a period of five (5) years and one (1) month, and shall commence on the 1st day of June 1997 and shall terminate on the 30th day of June 2002, unless sooner terminated under the provisions hereof.

Lessee shall have occupancy of the Premises on June 1st, 1997 (hereinafter the "Date of Occupancy").

3.    INTENTION OF THE PARTIES

The Lessor and Lessee hereby agree that the term "net net" as herein applied is intended to mean that the rent provided for herein shall be a net net rent to the Lessor for the term of the Lease, and that the Lessee shall be responsible during the term of the Lease for all costs, charges, expenses and outlays of any nature whatsoever arising from or relating to the Premises, or the contents thereof, excepting Lessor's income tax in respect of income received from leasing the Premises and any payments made in connection with any mortgage or mortgages affecting the Premises, and the Lessee shall pay all charges, impositions, costs and expenses of every nature and kind relating to the Premises.

3.1   RENT

Lessee covenants and agrees to pay to Lessor in lawful money of Canada without deduction, abatement or set-off, the following rent:
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(i)   for the period starting June 1, 1997 and terminating June 30, 2002, an annual net net rental of $4.25 per square foot, plus G.S.T. and P.S.T. (hereinafter referred to as the "minimum rental");

The minimum monthly rental shall be payable in advance on the first day of each month.

In addition to the minimum monthly rental, Lessee shall have the obligation to pay to Lessor in virtue of the terms and conditions of this present Lease the following additional rental:

(i)   Proportionate share of Taxes, the whole, as more fully defined in Article
      3.2.1 of the present Lease;

(ii) Proportionate share of Operating Expenses, the whole, as more fully defined in Article 3.2.2 of the present Lease;

(iii) All other sums that may be payable by Lessee in virtue of the terms and conditions contained in the present Lease.

The rent as herein provided shall be paid to Lessor and/or its nominee at the Office of the Lessor, 5584 Cote de Liesse, Suite: 208, Town of Mount Royal, Qc., or at such other place in Canada as shall be designated by Lessor in writing to Lessee.

No tacit renewal - Should the Lessee continue to occupy the Premises after the expiry of the term without a written agreement there shall be no tacit renewal and the Lessee shall pay the Lessor rent and all other charges for the period of occupancy as set out in this Lease plus fifty percent (50%) thereof, without prejudice to such further damage claims as may be available to the Lessor against Lessee. However, the Lessee does not have the right to such occupancy beyond the expiry of the term.

3.2   FREE RENTAL

Notwithstanding the provisions contained in Article 3.1 of the Lease, there shall be no minimum rental and no operating expenses payable by the Lessee for the month of June 1997; however, during the free rental period Lessee shall be responsible for surtax and utility charges.

3.3   WATER TAX, BUSINESS TAX AND SURTAX

The Lessee shall pay surtax, business taxes & water taxes which may be levied or imposed upon the Premises during the said term, and also all other rates, taxes, licenses, permits fees, public charges, duties, penalties, and all other legal impositions of any kind which may be levied during the term of this Lease or any renewal thereof against the Premises, the Lessee, the occupant or the property or fixtures placed by the Lessee, or which are or may be payable by the Lessee as the tenant and occupant of the premises under the provisions of the charter and/or by-laws of the City of Montreal and of any other laws, whether provincial or federal.

Should the mode of collecting taxes, surtax, business taxes or any other levies or assessments be such that the Lessor shall be required to pay for the same, the Lessee undertakes to repay the Lessor within seven (7) days of being called upon to do so, the amount of the benefit derived from such payment by the Lessor. In the event that the surtax is abolished then no abatement in the rent shall apply and any other new taxes imposed shall be the sole responsibility of the Lessee.


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3.2.1 Taxes

The Lessee shall be responsible for:

For the purpose of this Article:

(i) "real estate taxes" or "taxes" (hereinafter referred to as "taxes") means all taxes, special or general, property taxes, municipal taxes, school taxes, ecclesiastical taxes, Montreal Urban Community taxes, rates including local improvement rates, duties and assessments that may be levied, rated, charged or assessed against the Building and/or all equipment and facilities thereon or therein, and/or the Land relating thereto and/or any property on or in the Building owned or brought thereon or therein by Lessor, by Lessee and any and every of its assignees or sublessees, whether such taxes, rates, duties or assessments are charged by a municipal, parliamentary, school, or any other body of competent jurisdiction.

(ii) "proportionate share" means the proportion resulting from the percentage obtained from the ratio between the total area of the Premises and the total area of the Building.

Within thirty (30) days of receipt from the Lessor of a written statement of the taxes set out in this paragraph, the Lessee will in each and every year during the term of this Lease pay to the Lessor as additional rental, whether they be special or general, its proportionate share of all taxes, property taxes, municipal taxes, school taxes, ecclesiastical taxes, Montreal Urban Community taxes, rates including local improvement rates, duties and assessments that may be levied, rated, charged or assessed against the Building and/or all equipment and facilities thereon or therein, and/or the Land relating thereto and/or any property on or in the Building owned or brought thereon or therein by Lessor, by Lessee and any and every of its assignees or sublessees, whether such taxes, rates, duties or assessments are charged by a municipal, parliamentary, school, or any other body of competent jurisdiction.

If the system of real estate taxation shall be altered or varied and any new tax or levy shall be levied or imposed on the Building and/or the Land relating thereto and/or the revenues therefrom and/or the Lessor in substitution for and/or in addition to the real estate taxes presently levied or imposed on immoveables in the City or Urban Community in which the Building and the said Land are situated, then any such new tax or levy shall be included within the definition of real estate taxes or taxes as contained in this Article and the provisions of this paragraph shall apply mutatis mutandis. The said taxes, property taxes, municipal taxes, school taxes, ecclesiastical taxes, Montreal Urban Community taxes, rates including local improvement rates, duties and assessments in respect of the first and last years of the term hereby leased shall be adjusted between Lessor and Lessee.

3.2.2 Operating Expenses

The Lessee shall be responsible for:

For the purpose of this Article:

(i) "operating expenses" means any and all expenses incurred by the Lessor in connection with the operation, cleaning, maintenance, or repair of the Building and the Land, including, but without limiting the generality of the foregoing: casualty, liability, rental and other insurance premiums; repairs and replacements to, and maintenance, management and operation of the Building and the Land and the systems and facilities serving the Building and the Land; replacement and improvements relating to all common areas forming part of the Building and the Land relating thereto, including the parking areas, roadways, sidewalks; the heating and air-conditioning systems serving the Building (except as charged to tenants); roof


                                       3
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      repairs; window and brick repairs; snow removal; gardening; sprinkler alarm costs and maintenance thereof; landscaping; repair and maintenance of grounds; service of management fees and expenses; depreciation of equipment used for management and maintenance of the Building; general overhead; administrative expenses; legal and auditing fees with regard to administration and operation of the Building and Land; total or partial remuneration of all personnel, including management, supervisors and salaried employees responsible for the maintenance, cleaning, management and administration of the Building and Land, including all employer contributions for employment insurance, C.S.S.T. premiums, pension premiums, vacation pay and premiums; and all other costs incurred in the administration, repairs and maintenance of the Building and Land; provided that operating expenses shall not include repairs or replacements occasioned by structural defects or structural weaknesses; and an administrative fee equal to five percent (5%) of the aggregate of the surtaxes, charges (as hereinafter defined) and minimum monthly rentals.

(ii) "proportionate share" means the proportion resulting from the percentage obtained from the ratio between the total area of the Premises and the total area of the Building.

The Lessee will in each and every year during the term of this Lease pay to the Lessor as additional rental operating expenses as hereinabove defined.

3.2.3 Charges

For the purpose of this Article:

(i) "charges" means the aggregate of all taxes and operating expenses incurred by the Lessor with respect to the Building and the Land relating thereto in the year in question.

(ii) "proportionate share" means the proportion resulting from the percentage obtained from the ratio between the total area of the Premises and the total area of the Building.

Notwithstanding anything to the contrary herein contained, the Lessor may, prior to the commencement of each year, or so soon thereafter as is reasonably possible, furnish to the Lessee an estimate of the charges as is herein defined for such year; and the Lessee shall pay to the Lessor on the first day of each month in advance during the year, additional rental equal to one twelfth (1/12) of the Lessee's share of the estimated charges. Should the first year of the term not commence on the first day of January, or should the last year of the term not terminate on the 31st day of December, then prior to the commencement of the term, or of the last year of the term, as the case may be, or as soon thereafter as is reasonably possible, the Lessor shall furnish to the Lessee an estimate of the charges for the part of the year in question; and the Lessee shall pay to the Lessor on the first day of each month in advance during the part of the year in question forming part of the term, additional rental equal to the Lessee's share of the estimated charges divided by the number of months during the part of the year in question.

After the end of the year, or after the end of the term, in the case of the final year, the Lessor shall furnish the Lessee with a financial statement setting forth the actual charges for such year (or part of the year, as the case may be) and the Lessee shall pay to the Lessor forthwith an amount equal to its share of the excess of the actual charges over the estimated charges. Should the estimated charges exceed the actual charges, the Lessee shall receive credit for its share of the excess. The appropriate adjustments shall be made between the parties hereto within thirty days after the date on which the Lessor has furnished the Lessee with such statement.


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Upon final determination of the actual amounts payable by Lessee the parties shall adjust any difference between the estimated amounts so paid and the actual amounts payable.

3.3 Upon any termination of this Lease as a condition precedant to being permitted by Lessor to vacate the Premises, Lessee shall, in addition to all other amounts as it is obliged to pay hereunder, pay to Lessor such amount as is estimated by Lessor to represent that portion of the aggregate amount of taxes and operating expenses payable and to become payable by Lessee in virtue of this present Lease, as had not yet been paid.

3.4   Operating Expenses, Taxes and Surtax 1997

3.4.1 The operating expenses and taxes for 1997 to be paid by the Lessee are estimated to be $1.35 per square foot, plus G.S.T. and P.S.T.

3.4.2 The surtax for 1997 to be paid by the Lessee is estimated to be $0.65 per square foot, plus G.S.T. and P.S.T.

3.5   CONTEST OF TAXES AND ASSESSMENTS

Lessee shall not be in default hereunder in respect of the payment of any tax, rate, charge, assessment, duty or license fee which Lessee is required by any provision hereof to pay so long as Lessee shall in good faith contest at its own expense the same by appropriate proceedings to prevent the collection thereof; Lessee may file in the name of Lessor, with Lessor's consent, which consent shall not be withheld unreasonably, or in the name of Lessee, all protests or other instruments and institute and prosecute proceedings for the purpose of such contest and Lessor agrees to execute, on the request of Lessee and at Lessee's expense, all necessary deeds and documents for the purpose of such contest. In the event of any such contest, Lessee shall, at the request of Lessor, deposit with Lessor an amount sufficient, in the opinion of Lessor, to fully secure the payment of such tax, rate, charge, assessment, duty or license fee together with any interest, fine or penalty and to prevent the sale or seizure of the Premises by reason of nonpayment. If at any time during the pendency of any such contest, it shall be, in Lessor's sole judgement, necessary or proper to prevent the sale or seizure of the Premises or any part thereof, or to prevent the sale or seizure of the Premises by the holder of any lien, prior right or charge of any mortgage or hypothec affecting the Premises by virtue of the nonpayment of such tax, rate, charge, assessment, duty or license fee, or if such nonpayment shall constitute a default under the terms of any such lien, prior right, charge, mortgage or hypothec Lessor may, after written notice to Lessee, apply the sums so deposited or so much thereof as may be required to prevent such default. If the amount so deposited as aforesaid shall exceed the amount of such payment the excess shall be returned to Lessee, or in case there shall be any deficiency, the amount of such deficiency shall be promptly paid by Lessee to Lessor and if not so paid, shall be forthwith collectible as additional rental. Notwithstanding the foregoing, Lessor shall have the right to contest the taxes levied against the Building and the Land relating thereto and then Lessee shall contribute to the reasonable legal costs of such contestation in the proportion that the area of the Premises bears to the total leasable area of the Building of which the Premises form part. The Lessee shall receive the benefits in the same proportion of Lessor's successful contestation.

Lessor shall have no obligation to contest, object to or litigate the levying or imposition of any real estate taxes and may settle, compromise, consent to, waive or otherwise determine in its discretion any real estate taxes without notice to, consent or approval of Lessee.

Nothing contained in this Article shall be construed at any time so as to reduce the monthly installments of rent payable under the provisions of the present Lease.

4.    USE OF PREMISES

The Premises shall be used for general offices and repairs of equipment, and for no other purpose whatsoever. Lessee shall upon commencement date and throughout the term of the Lease, be open for business with adequate staff and equipment and shall continuously, actively and diligently operate and conduct business on the whole of the Premises in an up-to-date and reputable manner. Lessee will conduct its business in the Premises in good faith during normal business hours.

5.    UTILITIES

The Lessee shall pay for its electricity consumed in the Premises (electricity includes, without limitation any electricity used for heating and/or air conditioning the Premises). Lessee shall also pay for its water, heat, gas, telephone and all public utilities with respect to the Premises.

6.    MAINTENANCE AND REPAIRS

Notwithstanding the provisions of Articles 1854 and 1864 of the Quebec Civil Code, the Lessee, at its own expense shall operate, maintain and keep the Premises including all facilities, equipment and services, both inside and outside, available to the Lessee exclusively in such good order and condition both inside and outside, as they would be kept by a careful owner and shall promptly make all needed repairs and replacements to the Premises (save and except for repairs caused by structural weaknesses and latent defects or negligent acts or omissions of the Lessor or of others for whom the Lessor is in law responsible) which a careful owner would make, including without limitations, broken glass (regardless of how it was broken), the water, gas, drain and sewer connections, pipes and mains, electrical wiring, water closets, sinks and accessories thereof, the heating system, the air-conditioning system, if any, and all equipment belonging to or connected with the Premises or used in its operation.

The Lessee shall furthermore pay the cost of the expense required to keep the exterior of the Building in good order and condition and to keep the sidewalks, curbs, lawns and grounds in and about the Building in good condition, clean and free of snow and ice. Such cost is included in the operating expenses.

7.    SUBLETTING AND ASSIGNMENT

It is agreed between the parties herein, that in the event the Lessee herein desires to assign or sublet the Premises herein or any part therof, it shall give to the Lessor a thirty (30) day written notice of its intention to sublet during which time the Lessor shall have the option to cancel the Lease is Lessee indicates its intention to sublet the entire Premises or that part which the Lessee desires to sublet. However, in the event the Lessor fails to respond during the said thirty (30) day period, the Lessee shall then have the right to sublet the Premises or part thereof sublet to the following:

The Lessee shall have the right to assign the Lease or sublet the Premises or any part thereof subject to the Lessee obtaining the prior written consent of the Lessor, which consent shall not be unreasonably withheld. The Lessee shall submit to the Lessor in its notice to sublet the name of the proposed assignee or sublessee at least five (5) clear business days prior to the date upon which the Lessee desires to assign or sub-let the Premises or part thereof. In the event of any such assignment or subletting, the Lessee shall remain jointly and severally responsible with any such sublessee of all other terms, clauses and conditions of the contemplated lease, waiving the benefit of division and discussion.


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

The Lessee may sublet the Premises or assign the Lease to a parent, subsidiary or affiliate company without seeking the consent of the Lessor provided, however, that such sublessee or assignee shall remain bound jointly and severally (solidarily) with the Lessee for all the terms and covenants of this Lease and provided further that Lessee shall notify Lessor in writing prior to such sublet or assignment.

8.    ODOURS, DUST OR NOISE

Lessee warrants that no noxious odors, dust or noise will emanate from the Premises as a result of the operations conducted by the Lessee thereon. Accordingly, the Lessee agrees that should such odor, dust or noise conditions exist, it will at its own cost and expense take such steps as may be necessary to rectify the same, and such steps may include the installation of equipment, which installation and purchase of equipment shall be at the cost and expense of the Lessee, and which equipment must be in conformity with provincial legislation and regulations and municipal by-laws and regulations. However, if the Lessee shall fail to commence the rectification of the situation within seven (7) days of receipt of written notice and complete the same within a reasonable time after notice is received by the Lessee from the Lessor, then the Lessor may at its option proceed forthwith to take reasonable measures to correct the situation (which reasonable measures shall not include the installation or purchase of equipment as hereinabove mentionned), and the Lessor shall be entitled to recover the cost thereof from the Lessee forthwith upon demand, such cost to be considered as additional rental hereunder or declare this Lease null and void, terminated and no longer binding the parties. These recourses may be cumulative at the option of the Lessor.

9.    INSPECTION AND REPAIR, CHARGE, ADDITIONS, IMPROVEMENTS

Lessor and its agent shall have the right, at all reasonable business hours, Monday to Friday, during the term of this Lease to enter the Premises to examine the condition thereof and to regulate, repair, install electrical, plumbing or otherwise, and to ascertain whether Lessee is performing its obligations hereunder, and Lessee shall make any repairs which Lessee is obliged to make pursuant to the terms of this Lease. In the case of an emergency, the Lessor shall have the right to enter the Premises at any time.

If Lessee fails to make any such repairs within thirty (30) days after written notice from Lessor requesting Lessee to do so, provided that such repairs may reasonably be made within the said period, Lessor may, without prejudice to any other rights or remedies it may have, make such repairs and charge the reasonable cost thereof to Lessee.

Nothing in this Lease shall be construed to obligate or require Lessor to make any repairs for which the Lessee is responsible hereunder but Lessor shall have the right at any time to make emergency repairs without prior notice to Lessee and charge the reasonable cost thereof to Lessee. Any costs chargeable to Lessee hereunder shall be payable forthwith on written demand as additional rental and shall bear interest at the rate of four percent (4%) above the prime rate as set by the Royal Bank of Canada from the date of such written demand, or twenty-four percent (24%) per annum, whichever is the greater. Moreover, Lessor may, but shall not be obliged, to make any repairs of an urgent nature without prior notice to Lessee, provided that the Lessor advises the Lessee thereof as soon as is reasonably possible thereafter, but for the account of Lessee and shall charge all reasonable costs to Lessee which costs shall be payable forthwith to Lessor on written demand as additional rental and shall bear interest in the manner hereinbefore provided.

In addition to the foregoing, Lessor shall have the right to install and maintain in the Premises whatever is reasonable, useful or necessary for the equipment, use and convenience of the Building or other tenants, and Lessee shall have no claim against Lessor in respect thereof provided that same does not interfere with Lessee's enjoyment of the premises.


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

10.   INSURANCE

During the whole of the said term, the Lessee will pay as additional rental all premiums with respect to insurance to be placed by Lessor at competitive rates, which premiums are included in the operating expenses herein, and described as follows:

(i) Fire, Extended Coverage and Malicious Damage insurance for the full insurable value procurable at the time, of the Building, its improvements and equipment and in addition upon the full annual rental income thereof;

(ii) Broad Boiler and Unfired Pressure Vessels insurance, including repair or replacement and rental income coverage in an amount reasonably satisfactory to Lessor;

(iii) Such other insurance as institutional lenders may require or as it may be or may become customary for owners of property to carry as respects loss of or damage to the Premises or liability arising therefrom, specifically including any insurance required by reason of the introduction by or on behalf of Lessee and/or its subtenants of any radioactive materials or substances into the Premises or exposing them.

      In the event of the failure of the parties hereto to agree on the replacement value of the Building, its improvements and equipment, the same shall be determined by an appraisal company to be agreed upon between Lessor and Lessee, which has at least ten (10) years experience and the cost of said appraisal shall be born equally by Lessor and Lessee.

      Lessee will pay the amount of any increase in insurance premiums on the whole of the Building of which the Premises form part if such increase is caused by Lessee's operations in the Premises.

      Lessee covenants that nothing will be done or omitted to be done whereby any policy shall be cancelled or the Premises rendered uninsurable.

The Lessee shall, at its expense, procure and maintain at all times during the continuance of this Lease, such insurance as will protect the Lessee and the Lessor from any claim for personal injury including death, and for property damage in any way arising out of or attributable to the exercise by the Lessee, or others, of any of the privileges or rights herein granted. This insurance shall provide a combined limit of two million dollars ($2,000,000.00) for personal injury and property damage and shall extend to cover any liability assumed by the Lessee under this Lease. The Lessee shall forward to the Lessor a certificate of insurance and evidence of renewals thereof during the continuance of this Lease. The Lessee hereby agrees and understands that the placing of such insurance shall in no way relieve the Lessee from any obligation assumed under this Lease. In the event of a forced entry into the Premises any damages caused to the immoveable including but not limited to broken windows, walls and/or roofs shall be the sole responsibility of the Lessee to repair or replace said damage. If these repairs are not performed within a seventy-two hour period from the time of the incident then the Lessor may at its option repair the damages and charge the Lessee for the work including an administration fee of ten (10%) percent due immediately.

Provided, and it is hereby expressly agreed that if and whenever during the term hereby leased, the Premises shall be destroyed or damaged by fire, lightning or tempest, or any of the perils insured against under the provisions of this
Article 10 or otherwise, then and in every such event:

(a) If the damage or destruction is such that the Premises are rendered wholly unfit for occupancy or it is impossible or unsafe to use and occupy them and if in either event the damage cannot be repaired with reasonable diligence within one hundred and eighty (180) days from the happening of such damage or destruction, then Lessor may within five (5) days next succeeding the destruction terminate this Lease by giving to the Lessee notice in writing of such termination, in which event this Lease and the term hereby leased shall cease and be at an end as of the date of such destruction or damage and the rent and all other payments for which Lessee is liable under the terms of this Lease shall be apportioned and paid in full to the date of destruction or damage; in the event that Lessor does not terminate this Lease, the Lessor shall repair the Premises with all reasonable diligence and the minimum rental and additional rental hereby reserved shall abate from the date of the happening of the damage until the damage shall be made good to the extent of enabling Lessee to use and occupy the Premises plus an additional thirty (30) day period to permit the Lessee to refixture the Premises.

(b) If the damage be such that the Premises are wholly unfit for occupancy, or if it is impossible or unsafe to use or occupy them, but if in either event the damage can be repaired with reasonable diligence within one hundred and eighty (180) days of the happening of such damage, then the minimum rental and additional rental hereby reserved shall abate from the date of the happening of such damage until the damage shall be made good to the extent of enabling Lessee to use and occupy the Premises plus an additional thirty (30) day period to permit the Lessee to refixture the Premises and Lessor shall repair the damage with all reasonable speed.

(c) If, the damage can be made good as aforesaid, within one hundred and eighty (180) days of the happening of such destruction or damage and the damage is such that the Premises are capable of being partially used for the purposes for which they are hereby leased, then until such damage has been repaired the minimum rental and additional rental shall abate in the proportion that the part of the Premises rendered unfit for occupancy bears to the whole of the Premises and Lessor shall repair the damage with all reasonable speed.

Notwithstanding the above, should the Building and/or Premises be totally destroyed then Lessor shall have the right to relocate Lessee in comparable space in the vicinity of the Building within a reasonable time period but in no case later than the dates mentioned above.

11. IMPROVEMENTS AND ALTERATIONS BY LESSEE

The Lessee shall have the right to make at its own expense, only with the prior written consent of the Lessor, which consent shall not be unreasonably withheld, additions, alterations and changes in the Premises (hereinafter referred to as the "work"), provided the following conditions are complied with:

(i) Lessee shall furnish to Lessor plans and specifications showing in reasonably complete detail the work proposed to be carried out and the estimated cost thereof and Lessor shall approve or reject such plans and specifications within thirty (30) days after receipt of the same. If such plans and specifications are approved, all work shall be carried out in compliance with the same;

(ii) Lessee shall obtain, at its own expense, all necessary permits and authorizations from the governmental authorities having jurisdiction over such work;

(iii) Lessee shall provide general comprehensive liability insurance for the mutual benefit of the Lessor and the Lessee expressly covering hazards due to such work, either by issuance of separate policies or endorsements to policies otherwise required to be maintained by the Lessee under this Lease. Such insurance shall name the Lessor as the insured and shall furthermore stipulate that the policy shall not be cancelled without a prior 15 day written notice being sent by the insurer to the Lessor; the Lessee undertakes to furnish written evidence to the Lessor as to its compliance with the foregoing;

(iv) The value of the Premises shall not, as a result of the work proposed to be carried on by Lessee, be less than the value of the Premises before the commencement of such work and the Lessor shall be the sole judge of such value;

(v) All work shall be carried out with reasonable dispatch and in a good workmanlike manner and in compliance with all applicable permits, authorizations and building and zoning bylaws and with all regulations and requirements of all competent authorities having jurisdiction over the Premises;

(vi) The Premises shall at all times be free of all conditional bills of sale, pledges, legal construction hypothecs, prior rights, and other similar liens and charges;

(vii) The Lessee shall obtain from each contractor, subcontractor, workman, supplier of materials and architect for the work a complete waiver of liens, and legal hypothecs which it might otherwise have or become entitled to against the Building and/or Land;

(viii) If at any time during the construction or performance of such work any legal hypothec or lien is placed on or filed against the Building and/or the Land on account of work or materials furnished to or at the request of the Lessee, the Lessee, shall within five (5) days after notice of the filing of such lien or legal hypothec, cause same to be discharged by payment, bonding or otherwise, provided same is to the satisfaction of the Lessor. If the Lessee shall fail to have any such lien or legal hypothec discharged within the said five (5) days, the Lessor may, but shall not be obligated to, cause same to be discharged by payment, bond or otherwise, the whole without prejudice to any other rights and recourses available to the Lessor in the circumstances. Any amount paid or expenses incurred by the Lessor in connection with the discharge of such legal hypothec or lien by it shall be repaid to the Lessor by the Lessee upon demand and will be treated by the Lessor as additional rental under the present Lease;

(ix) If the cost of any work shall be in excess of five thousand dollars ($5,000.00) as reasonably estimated by Lessor, Lessor may require Lessee to furnish security satisfactory to Lessor guaranteeing the completion of the work and the payment of the cost thereof free and clear of all conditional bills of sale, pledges, legal construction hypothecs, prior rights, and other similar liens and charges;

(x) Lessee shall maintain Workmen's Compensation insurance covering all persons employed in connection with the work and shall produce evidence of such insurance to Lessor;

(xi) Lessor shall not, for any reason whatsoever, be liable for any damage arising from or through any defects in the said work;

(xii) All work, when completed, shall be comprised in, and form part of the Premises and shall be subject to all the provisions of this Lease and Lessee shall not have any right to claim compensation therefore and the same shall not be removed by Lessee on termination of this Lease.

12.   DESERTION AND SURRENDER

The Lessee shall not leave the Premises unoccupied or vacant during the term of the Lease. Acceptance of the surrender of this Lease shall not be effective unless made in writing and signed by the Lessor. Acceptance of the keys shall not constitute acceptance of the desertion or surrender of the Premises.

13.   EXPIRATION OF LEASE

Lessee shall at the expiration or sooner termination of the term of this Lease peaceably surrender and yield up unto Lessor the Premises together with all buildings, alterations or erections which at any time during the term hereof shall be made therein or thereon in good repair and condition, subject to reasonable wear and tear only. Such wear and tear excludes carpet wear from caster chairs that have not been placed atop a plastic protective covering or covering of equal purpose.

Notwithstanding the foregoing, at the termination of the Lease for whatever reason, the Lessee shall, if so required by the Lessor, remove all or specified additions, alterations and changes, and Lessee shall thereupon become obliged to restore the Premises to their original condition, save for such additions, alterations and changes as Lessor permits to remain, ordinary wear and tear excepted. Should Lessee not be required to remove the whole or any part of such additions, alterations and changes, they shall remain without any compensation being allowed to the Lessee for same.

The Lessee shall at or prior to the expiration of the term hereof remove its moveable fixtures or other moveable articles belonging to or brought upon the Premises by the Lessee and the Lessee shall repair any damages caused by such removal.

14.   COMPLIANCE WITH LAWS AND REGULATIONS

The Lessee shall, at its own expense, promptly comply with the requirements of every applicable statute, law and ordinance and with every applicable lawful regulation or order with respect to the removal of any encroachment placed by the Lessee, or to the condition, equipment, maintenance, or use or occupation of the Premises, including the making of any alteration, addition in or to any structure upon, connected with or appurtenant to the Premises, whether or not such alteration be structural or be required on account of any particular use to which the Premises or part thereof may be put and whether or not such requirement, regulation or order be of a kind now existing or within the contemplation of the parties hereto; and shall comply with any applicable regulation, recommendation or order of the Canadian Fire Underwriters' Association, or any body having similar functions or any liability or fire insurance company by which the Lessor and/or the Lessee may be insured.

15.   FAILURE OF LESSEE TO PERFORM

If Lessee fails to pay when due any taxes, rates, insurance premiums, charges or debts which it owes or has herein covenanted to pay, Lessor may pay the same and shall be entitled to charge to Lessee the sums so paid and the Lessee shall be bound to pay them forthwith on written demand, as additional rental and Lessor, in addition to any other rights, shall have the same remedies and may take the same steps for the recovery of all such sums as it might have and take for the recovery of rent in arrears under the terms of this Lease; all arrears of rent and any monies paid by Lessor hereunder shall bear interest at the rate of four percent (4%) above the prime rate as set by the Royal Bank of Canada from the date of such written demand, or twenty-four percent (24%) per annum, whichever is greater. Moreover, Lessor may demand such sums from the Lessee before payment by the Lessor, with interest at the rate charged by the Taxing Authority or other creditor in question.

16.   RENT COLLECTION

Should any rental payments under this Lease be unpaid for more than ten (10) days, or cheques covering same be returned by the bank, Lessee agrees to remit a further amount equivalent to fifteen percent (15.0%) of that late or returned payment to cover Lessor's administrative costs. Such additional sums shall be payable in addition to any judicial costs and fees which the Lessee is obliged to pay to Lessor's attorneys and in addition to any damage for which the Lessee may be liable to the Lessor. Such additional sums shall be deemed to be additional rental and may be collected as such.

17.   FURNISH STATEMENT

Lessee shall from time to time at the request of Lessor produce to Lessor satisfactory evidence of the due payment by Lessee of all payments required to be made by Lessee under this Lease.

18.   DEFAULT

The following shall be considered defaults under the terms of this Lease:

(a) In the event that Lessee shall be in default under any provision of this Lease providing for the payment of rent or additional rental, and such default shall continue for ten (10) days after written notice thereof from Lessor to Lessee; or

(b) In the event that Lessee shall be adjudicated a bankrupt or make any general assignment for the benefit of creditors, or take or attempt to take the benefit of any insolvency or bankruptcy legislation; or if a receiver or trustee be appointed for the property of Lessee, or any part thereof, or any execution be issued pursuant to a judgement rendered against Lessee or pursuant to this Lease, or if the estate of Lessee hereunder be transferred or pass to or devolve upon any other person or corporation by operation of law; or

(c) In the event that Lessee shall be in default in observing any covenant herein contained and/or performing any of its obligations contained in this Lease (other than a default in the payment of rent or additional rental) or should any prior claim or legal hypothec be registered or made against the Premises as a result of any act or omission on the part of the Lessee, or should the Lessee or any other person at any time during the term of this Lease remove or try to remove from the Premises, without the written consent of the Lessor, any of the moveable property of the Lessee, except during the ordinary course of its activities or when replacement or renovation work is being done, and should any such default continue for fifteen (15) days after written notice specifying such default shall have been given to Lessee by Lessor, unless such default is incapable of being remedied with due diligence within such period of fifteen (15) days, in which case Lessee shall be entitled to such reasonable extension of time to enable such default to be remedied.

In the event of any default under the terms of this Lease, the Lessor without prejudice to any rights or remedies it may have hereunder or by law shall have the right to terminate this Lease forthwith upon written notice given to Lessee by Lessor. Lessee upon such a termination of this Lease shall thereupon quit and surrender the Premises to Lessor. The Lessor, its agents and/or servants, may immediately or at any time thereafter, re-enter the Premises and disposes Lessee, and remove any and all persons and any or all property therefrom whether by summary dispossession proceeding or by any suitable action or proceeding at law. The exercise by the Lessor of any right it may have hereunder or by law shall not preclude the exercise by the Lessor of any other right it may have hereunder or by law.

In case of any termination resulting from a default of the Lessee pursuant to the terms of this Lease, or in case Lessee in the absence of such termination shall be dispossessed by or at the instance of Lessor in any lawful manner, rent for the then current month and for the six (6) months next succeeding the date of such termination or dispossession shall immediately become due and payable and this Lease shall immediately, at the option of the Lessor become forfeited and terminated, and the Lessor may, without notice or any form of legal process, forthwith re-enter upon and take possession of the Premises and remove the Lessee's effects therefrom, the whole without prejudice to and under reserve of all of the rights and recourses of the Lessor to claim any and all losses and damages sustained by the Lessor by reason of and arising from any default of the Lessee.

19.   SIGNS

Lessor

Lessor shall have the right at all times during the term of this Lease to place upon the Land or Building a notice of reasonable dimensions and reasonably placed so as not to interfere with the business of the Lessee, stating that the Premises are for sale and for six (6) months prior to the termination of this Lease, Lessor shall have the right to place upon the Premises a similar notice that the Premises are for rent, and Lessee will not remove such notice or knowingly permit same to be removed. Lessor shall have the right to exhibit the Premises from time to time to any prospective mortgagee or purchaser or lessee (in case of lessee, only six (6) months prior to the termination of the Lease) during all reasonable business hours.

Lessee

The Lessee shall be entitled to install on the Premises such signs as are normally installed in connection with its business, provided such signs comply with municipal by-laws and are approved by the Lessor, which approval shall not be unreasonably withheld. Installation, if approved, will be at the sole expense of the Lessee. Any sign installed by the Lessee shall be maintained by it at its own expense. At the termination of the Lease any sign installed by the Lessee will be removed by Lessee, at its own cost, should Lessor request same.

20.   ENVIRONMENT

The Lessee hereby declares and agrees as follows:

(a) that all activities carried on in the Premises shall conform to all laws and regulations respecting the environment;

(b) that the property installed by the Lessee in the Premises shall be and shall remain free of any contamination or damage to the environment;

(c) that no complaint, suit, investigation or proceedings shall be taken relating to the activities of the Lessee;

(d) that it shall inform the Lessor as soon as it becomes aware of any problem relating to the environment;

(e) that it shall provide the Lessor with a copy of all its communications with any government official concerning environmental issues and a copy of all studies, reports or evaluations prepared by the Lessee, and in addition the Lessee consents to letting the Lessor communicate with such officials or appraisers and obtain information from them.

21.   ASSIGNMENT OR HYPOTHECATION BY LESSOR

Lessor declares that it may hypothecate or assign its rights under this Lease to a lending institution as collateral security for a loan to Lessor and in the event that such a hypothec or assignment is given and executed by Lessor and notification thereof is given to Lessee by or on behalf of Lessor, it is expressly agreed between Lessor and Lessee that this Lease shall not be cancelled or modified for any reason whatsoever without the consent in writing of such lending institution. Lessee hereby covenants and agrees that it will whenever reasonably required by Lessor and at Lessor's expense, consent to and become a party to any instrument or instruments permitting a mortgage, trust deed or hypothec to be placed on the Building and the Land relating thereto, or any part thereof of which the Premises are a part and/or on the rents from same, as security for any indebtedness covered by the said trust deed, mortgage or hypothec in order to subordinate this Lease to the said trust deed, mortgage or hypothec. However, no subordination by the Lessor shall have the effect of permitting the holder of any trust deed, hypothec or mortgage to disturb the Lessee's enjoyment of the Premises as long as the Lessee shall comply with the covenants and agreements to be kept and performed by it under this Lease.

22.   CONDITION OF PREMISES

The Lessee represents that it has examined and viewed the Premises and accepts same in their present condition, save and except for the Improvements outlined in Article 41.3 of the Lease.

23.   WAIVER

The failure of either party hereto to insist upon a strict performance of any of the agreements, terms, covenants and conditions hereof shall not be deemed a waiver of any rights or remedies that such party may have and shall not be deemed a waiver or subsequent breach or default in any such agreements, terms, covenants and conditions.

24.   NOTICES AND DEMANDS

Any notice or demand given by Lessor to Lessee or Lessee to Lessor shall be deemed to be duly given if served upon Lessee or Lessor in accordance with the Code of Civil Procedure of Quebec, or if mailed by prepaid registered mail to:

      (a) LESSOR:   (5584 Cote de Liesse Road Suite # 208, Town of
                    Mount Royal, Quebec, H4P 1A9)

      (b) LESSEE:   (at the Premises).

Either of the parties hereto may, by notice in writing to the other, change the address to which any notice or demand intended for the party giving such notice shall be addressed.

25.   DESCRIPTIVE HEADINGS

The descriptive headings of this Lease are inserted for convenience in reference only and do not constitute a part of this Lease.

26.   INTERPRETATION

This Lease shall be constructed and governed by the laws of the Province of Quebec. Should any of the provisions of this Lease and/or its conditions be illegal or not enforceable under the laws of the Province of Quebec, it or they shall be considered severable and the Lease and its conditions shall remain in force and be binding upon the parties as though the said provisions or conditions had never been included.

Words importing the singular number only shall include the plural and vice versa and words importing the masculine gender shall include the feminine gender and words importing persons shall include firms and unless the contrary intention appears, the words "Lessor" and "Lessee" wherever they appear in this Lease shall mean respectively "Lessor, its executors, administrators, successors and/or assigns", and "Lessee, its executors, administrators, successors and/or assigns" and if there is more than one Lessee or Lessor or the Lessee or Lessor is a female person or a corporation, this Lease shall be read with all grammatical changes appropriate by reason thereof, and all covenants, liabilities and obligations shall be joint and several (solidary).

27.   CHANGES TO BE IN WRITING

No assent or consent or waiver or amendment or addendum or change of any part of this Lease shall be deemed or taken as made and legally binding the Lessor or the Lessee unless the same be done in writing and signed thereon by the Lessor. Failure on the part of the Lessor to avail itself of any of the provisions of this Lease shall in no manner constitute a waiver, modificiation or renunciation of the Lessor's rights stipulated in this Lease.

28.   HEATING

Lessee shall suitably heat the Premises at its own cost and expense. The freezing of any water, heating, sprinklers or other pipes or radiators caused by the failure of the Lessee to take necessary precautions to prevent same, shall be the direct responsibility of the Lessee, and the Lessee agrees to indemnify and save harmless the Lessor from any and all causes of actions and demands whatsoever which may arise as a result of any damage by water leaking from the Lessee premises, so caused, including and not limiting blocked toilets, broken pipes, clean up costs, removal of debris and damaged ceilings, floors and walls.

29.   EXPROPRIATION

In the event that all or part of the Premises are expropriated, homologated or requisitioned by any governmental body or agency or public utility (amongst others), which would prevent the use or occupation of the inside floor space of the Building (which forms the major part of the Premises), in whole or in part, then the Lessee shall be entitled to a diminution of the rental payable hereunder during the period and for the area of eviction only. Such diminution of rent shall be reckoned from the date the Lessee is forced to vacate the inside floor space and shall be calculated on a prorata basis, the whole without any other claims by the Lessee against the Lessor for any loss or damages occasioned by said eviction and/or loss of use.

30.   EXTENSIONS

The Lessor shall have the right at its option and from time to time during the Lease term to make extensions and/or additions and/or to add one or more additional floors or storeys onto all or part of the Building comprising the Premises and this, only if requested by the Lessee in writing.

In the event the Lessor exercises said option the Lessee agrees to permit the Lessor to install and/or extend and/or add all the required improvements including supports, beams, wiring, piping, stairways, elevators, ramps, vents, ducts, shafts and openings for view or light and the like and to close all borrowed lights and the windows and openings which may be required to be closed as a consequence of such construction, the whole without any claims for disturbance and/or inconveniences and the like which may be caused to the Lessee, provided always that the required work is carried out within a reasonable delay and that this clause shall not absolve or release the Lessor from liability in respect for damages or any loss caused to the Lessee as a consequence of any negligence of the Lessor, its employees or representatives. If the Lessee loses the use of any part of the Premises during the making of such additions and/or extensions the Lessee shall be granted a proportionate rent reduction as compensation for loss of use (during the period and for the area of loss of use only), all of the foregoing without any other claims by the Lessee against the Lessor for damage and loss of use.

31.   PERMITS, ETC.

The Lessee shall obtain all necessary permits and licenses required for the occupancy and carrying on of its business, the Lessor making no warranties whatsoever regarding permits and licenses, which may be required by the Lessee. Should the Lessee fail to obtain any required permit and/or license, it shall remain bound to perform its obligations under the present Lease.

32.   RULES AND REGULATIONS

The Lessor shall have the right to make reasonable rules and regulations, provided that same are in accordance with the spirit and intent of this Lease, at its discretion and provided that the said rules and regulations are necessary for the safety, care, cleanliness and proper administration of the Building and/or the Premises, and for the preservation of good order therein, and the same shall be observed and performed by the Lessee and by the clerks, servants, employees, agents and customers of the Lessee, and all such rules and regulations now or hereafter to be established by the Lessor as herein provided shall form part of this Lease as if now set forth at length herein.

33.   OUTSIDE AREAS & PARKING

The Lessee shall not use any part of the exterior parking and loading areas or any other areas outside the Premises for any purpose other than daytime parking, garbage removal, shipping or receiving.

The Lessee shall have the right to occupy eight (8) parking spaces in front of the Premises.

34.   RENTAL TAX ("G.S.T/Q.S.T.")

The Lessee agrees to pay and discharge, to the entire exoneration of the Lessor, any sales tax, rental tax, value added tax or any similar levy or duty or any replacement or modification thereof (herein collectively referred to as the "Tax") that may be imposed upon the rental payable by the Lessee to the Lessor (other than income tax on such rental, and/or any tax on capital which shall be payable by the Lessor), whether such Tax is imposed upon the Lessor or the Lessee.

35.   POST-DATED CHEQUES

If requested, the Lessee shall provide the Lessor on the first day of each Lease year with 12 postdated cheques dated the first day of each of the twelve subsequent months, each representing 1/12 of the minimum monthly rental and additional rental as described herein.

36.   LESSOR'S LEGAL HYPOTHEC

Lessee hereby grants to the Lessor as security for the payment of all amounts of rent herein described and charges under this Lease and the complete fulfillment of all of the Lessee obligations hereunder a first ranking moveable hypothec on the universality of all moveables and moveable effects belonging to the Lessee.

37.   COMPENSATION, CLAIMS AND SET-OFF

Lessee hereby waives and renounces any and all existing and future claims, set-off and compensation against any rent and additional rental or other amounts due hereunder and agrees to pay such rent and other amounts regardless of any claim, set-off or compensation which may be asserted by Lessee or on its behalf.

 38.  LEASE ENTIRE AGREEMENT

The Lessee acknowledges that there have been no representations made by the Lessor which are not set out in this Lease. The Lessee further acknowledges that this Lease constitutes the entire agreement between the Lessor and the Lessee and acknowledges that this Lease may not be modified except as herein explicitly provided and/or by agreement in writing duly signed by the Lessor and the Lessee.

39.   INDEMNIFICATION

Except if caused directly by the gross negligence of the Lessor, its agents, employees, or representatives, or by any breach, violation or nonperformance by the Lessor of any covenant, term or provision hereof, the Lessor shall not be liable nor responsible in any way for any injury of any nature whatsoever that may be suffered or sustained by the Lessee or any employee, agent or customer of the Lessee or any other person who may be upon the Premises or for any loss, theft, damage or destruction to any property belonging to the Lessee or to its employees or to any other person while such property is on the Premises and in particular (but without limiting the generality of the foregoing) the Lessor shall not be liable for any damage or damages of any nature whatsoever to any such property caused by the failure by reason of a breakdown or other cause to supply adequate drainage, snow or ice removal, or by reason of the interruption of any public utility or service or in the event of steam, water, rain or snow which may leak into, issue or flow from any part of the Building or from the water, steam, sprinkler, or drainage pipes or plumbing works of the same, or from any other place or quarter or for any damage caused by anything done or omitted by any tenant, but the Lessor shall use all reasonable diligence to remedy such condition, failure or interruption of service when not directly or indirectly attributable to the Lessee, after notice of same, when it is within its power and obligation so to do. Nor shall the Lessee be entitled to any abatement of rental in respect of any such condition, failure or interruption of service, except if caused by the gross negligence of Lessor, its agents, employees or representatives.

The Lessee will indemnify and save harmless the Lessor from and against all fines, liability, damage suits, claims, demands and actions of any kind or nature which the Lessor shall or may become liable for or suffer by reason of any breach, violation or non-performance by the Lessee of any covenant, term, provision, or law hereof or by reason of any injury (including death resulting at any time therefrom) or damage to property occasioned to or suffered by any person or persons including the Lessor by reason of any such breach, violation or nonperformance or of any wrongful act, neglect, or default on the part of the Lessee or any of its employees or officers.

40.   FORCE MAJEURE

Lessor shall not be required to perform any convenant or obligation in this Lease, or be liable in damages to Lessee, so long as the performance or non-performance of the convenant or obligation is delayed, caused by or prevented by an act of God or force majeure.

41.   SPECIAL CONDITIONS

41.1  Security Deposit

The Lessor and Lessee acknowledge that the Lessee has deposited and honored a cheque payable to Royal LePage Commercial Inc. "in trust" in the sum of $9,496.23, including G.S.T. and P.S.T., which said cheque amount shall be applied towards the minimum rental, surtax and taxes to become due for the first and last months of the Term.

41.2  Lessor's Responsibility

The Lessor warrants that at the Date of Occupancy the washroom, HVAC system, electrical equipment, shipping doors, and mechanical equipment are in good working order, and that the roof is in good state and not leaking.

41.3  Improvements

The Lessor, at its costs, shall execute the following improvements to the
Premises:

(1) Install a new garage door on the truck level side. The door is to be same size as the one beside it on the ramp side.

(2)   Make a ramp on the truck level side and level both ramps.

(3)   Install a night lamp on the back wall close to the ramps.

(4)   Knock down wall "A" as outlined on Schedule "B" attached hereto.

(5) Build a new wall "B" up to the ceiling as outlined on Schedule "B" attached hereto.

(6) Move the electric panel and upgrade it under the Lessee specifications and install a 45 KVA transformer.

(7) Install a drainage system under the Lessee specifications that will run between column 1 and 2 as outlined on Schedule "A" attached hereto.

(8)   Repair the ceiling.

(9)   Repair the washroom.

(10) Change the carpet in the office section and install a 20-22 oz carpet and carpet base.

(11)   Paint office section.

(12)   Change floor tiles in the washrooms and the kitchen area.

(13) Remove and change kitchen cabinet and counter and paint the kitchen walls.

The foregoing Improvements are to be completed before June 15th, 1997.

41.4   Real Estate Broker

41.4.1 Lessee warrants that save and except for Royal LePage Commercial Inc., the present Lease was not negotiated through any broker or agent, and undertakes to hold Lessor harmless from any commission or fee claimed.

41.4.2 Lessor agrees to pay to Royal LePage Commercial Inc. a real estate leasing commission of five percent (5%) of the first three (3) years of the total minimum rental value and two and one-half percent (2.5%) of the total minimum rental value of the Lease Term thereafter. Such commission shall be due and payable at the signing of the Lease or occupancy by the Lessee, whichever is earlier.

42.    LANGUAGE

The parties acknowledge having expressly required that this Lease and all writings relating thereto be drawn up in English. Les parties declarent avoir expressement requis que ce Bail et tous les documents s'y rapportant soient rediges en anglais.

             IN WITNESS WHEREOF WE HAVE SIGNED AT MONTREAL, QUEBEC,
                           THIS 16th DAY OF June, 1997.


                                    OLYMBEC CONSTRUCTION INC.
                                    "Lessor"


                                    /s/ Richard Stern
                                    -----------------------------------
                                    Per: Richard Stern


/s/ Jack Gilman
_____________________________
Witness

_____________________________
Witness


                                    UNITEL
                                    "Lessee"

                                    /s/ Brian Harty
                                    -----------------------------------
                                    Per: Brian Harty


/s/ Jack Gilman
_____________________________
Witness

_____________________________
Witness
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                                      PLAN

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